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                                                                    Exhibit 99.2

                            CERTIFICATION PURSUANT TO

                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002,

                             18 U.S.C. SECTION 1350

            In connection with the Quarterly Report of Alkermes Clinical Partners, L.P. (the "Partnership") on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James. M. Frates, Vice President and Chief Financial Officer of Alkermes Development Corporation II, General Partner of the Partnership, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,18 U.S.C.
Section 1350 that:

      1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.



                                             /s/ James M. Frates
                                             James M. Frates
                                             Vice President and Chief Financial
                                             Officer of Alkermes Development
                                             Corporation II, General Partner of
                                             Alkermes Clinical Partners, L.P.
                                             November 14, 2002